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                                                                  EXHIBIT 2.2

                     AMENDMENT TO REORGANIZATION AGREEMENT


     THIS AMENDMENT (the "Amendment") is made as of __________, 1996, to that certain Reorganization Agreement (the "Agreement"), dated August 7, 1996, by and among Futronix Systems Corp., a Delaware corporation (the "Company"), Futronix Acquisition Company, a Texas corporation (the "Acquisition Company"), Futronix Corporation, a Texas corporation ("Futronix"), Wire & Cable Specialties Corporation, a Georgia corporation ("W&C"), Terrence M. Hunt, a Texas resident ("Hunt"), Theodore J. Bruno, a Georgia resident ("Bruno"), and the other signatories thereto (together with Hunt, the "Futronix Stockholder Parties" and, together with all other Persons who have executed and delivered a signature thereto, the "Parties").

                                  WITNESSETH:
                                  ----------

          WHEREAS, the Parties entered into the Agreement as of August 7, 1996 to provide the terms and conditions under which (a) Futronix and W&C will merge with and into the Acquisition Company (the "Merger"), and (b) the Company will sell shares of its Common Stock pursuant to a public offering;

          WHEREAS, subsequent to the execution of the Agreement, the Parties have agreed upon certain changes to the terms of the Merger to facilitate the sale of shares of Common Stock by the Company and to protect the treatment of the Merger as a pooling of interests;

          WHEREAS, the Parties wish to amend the Agreement, pursuant to Section 19(a) thereof, to reflect such changes to the terms of the Merger; and

          WHEREAS, capitalized terms used herein but not defined herein shall have the definitions assigned thereto in the Agreement.

          NOW, THEREFORE, in consideration of the respective covenants contained herein and intending to be legally bound hereby, the Parties agree as follows:

          1.  Section 2, Plan of Merger, of the Agreement is hereby amended by
                         --------------
the addition of a new Section 2.14 as follows:

          2.14  Sale of Securities by Bruno.  Notwithstanding any provision of
                ---------------------------
this Agreement to the contrary, Bruno shall be permitted to sell, prior to the Closing, up to 1% of the outstanding shares of W&C Common Stock held by him

(i.e., up to 10 of the 1,000 shares of the outstanding W&C Common Stock held by
- -----
him); provided that such sale is made to a person or entity who will not, at the time of such sale or after giving effect to such sale, be an affiliate of the Company, W&C, Futronix, the Futronix Stockholders or any of their respective affiliates, and is effected at a price per share which is no less than the equivalent of the mid-point of the range of the initial public offering price per share of the Company Common Stock established by the underwriters of the Public Offering. If such sale is effected, all references to the Holder of W&C Common Stock shall be deemed a reference to all of the Holders thereof.

          2. Section 7.6(a) and (b) of the Agreement, relating to the Secondary Registration Statement, are hereby amended to read in their entirety as follows:

              7.6  Secondary Registration Statement.
                   --------------------------------

                   (a) The Company shall file a Registration Statement on
Form S-1, pursuant to Rule 415, under the Securities Act (the "Resale Form S-1") for purposes of registering for resale from time to time through market or private sales the shares of Bruno's Company Common Stock issuable to Monahan and Scott pursuant to the W&C Options and all of the shares of Company Common Stock to be issued to Monahan in connection with the Value Appreciation Bonus (collectively, the "Registered Shares"). The Company shall take such actions as are commercially reasonably required to permit Monahan and Scott (the "Registered Holders") to sell during the Applicable Registration Period (defined below) the Registered Shares pursuant to such registration statement or any Form S-3 registration statement that the Company may file as a replacement to the Resale Form S-1 registration statement. The Resale Form S-1, any such replacement Form S-3 registration statement and any amendments or supplements thereto are referred to herein as the "Secondary Registration Statement." The "Applicable Registration Period" means a period of four years. The Company shall use commercially reasonable efforts to have the Secondary Registration Statement declared effective prior to expiration of any Lockup Period, as defined below. Notwithstanding the effective date of the Secondary Registration Statement, no Registered Holder shall be able to sell any Registered Shares prior to the expiration of any "lockup" period applicable to such Registered Holder pursuant to the underwriting agreement for the Public Offering (the "Lockup Period"). In negotiating arrangements with the underwriter or underwriters for the Public Offering, Futronix will not, and will cause the Company not to, enter into any arrangements that provide for a Lockup Period of more than 180 days in the case of any Registered Holder and each of the Registered Holders shall enter into such reasonable arrangements as may be required under any such underwriting agreement in order to confirm their agreement to such Lockup Period.

                   (b) In addition to the other restrictions set forth in this
Section 7.6, no Registered Holder shall sell any Registered Shares under the Secondary Registration Statement in an amount greater than such Registered Holder could sell from time to time under Rule 144 promulgated under the Securities Act or any similar rule that may be adopted by the SEC.

          The Registered Holders, by execution of the Joinder to this Amendment, confirm their agreement with the restrictions set forth in Section 7.6(a) and
(b) above.

                                       2
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          3. Section 1, Definitions, of the Agreement is hereby amended by the
                        -----------
deletion of the following definition:

             "Applicable Lockup Period" is defined in Section 7.6(a).

          4. Section 1, Definitions, of the Agreement is hereby amended by the
                        -----------
addition of the following definition:

             "Lockup Period" is defined in Section 7.6(a).

          5.  Section 8, Covenants of the Company, Futronix and the Futronix
                         ---------------------------------------------------
Stockholder Parties, of the Agreement is hereby amended by the addition of a new
- -------------------
Section 8.17 as follows:

              8.17 Lockup Period Applicable to Bruno. In negotiating
                   ---------------------------------
arrangements with the underwriter or underwriters for the Public Offering, Futronix will not, and will cause the Company not to, enter into any arrangements that prohibit the sale of shares by Bruno for a period of more than 180 days from the closing of the Public Offering.

          6.  Section 9, Covenants of W&C and Bruno, of the Agreement is hereby
                         --------------------------
amended by the deletion of Section 9.13 in its entirety.

          7. The Parties hereby agree that the form of Employment Agreements to be entered into between the Company and Hunt, Bruno and Monahan attached as Exhibits B, C and D, respectively, to the Agreement shall be revised by the addition of the following sentences in Section 4(b) of each such agreement:

              Notwithstanding the above, the Company, with the approval of the Compensation Committee of the Board of Directors of the Company, may advance from time to time, upon request from the Employee, up to the full amount of bonus payable for 1996 and the threshold amount of bonus payable with respect to 1997. In the event the Employee receives an advance and the Employee ceases to be employed by the Company as a result of termination for "cause" (as defined below) or his resignation, the Employee shall be required to return to the Company the unearned portion of any such advance, in accordance with the terms of this Agreement.

          8. The terms of this Agreement, as modified by this Amendment, shall remain in full force and effect until further modified, amended or terminated.

          9. This Amendment may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

          [SIGNATURE PAGE FOR AMENDMENT TO REORGANIZATION AGREEMENT]

       IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.


FUTRONIX CORPORATION                   FUTRONIX SYSTEMS CORP.


By:________________________________    By:__________________________________
   TERRENCE M. HUNT                       TERRENCE M. HUNT

___________________________________
TERRENCE M. HUNT


OVERSEAS EQUITY INVESTOR PARTNERS      BRADFORD VENTURE PARTNERS, L.P.

By:  Overseas Equity Investors Ltd.    By:  Bradford Associates, General Partner
         General Partner

  By:______________________________    By:_________________________________
                                       Barbara M. Henagan
                                       General Partner

___________________________________
BRADFORD MILLS REVOCABLE TRUST NO. 1   BVP SPECIAL SITUATIONS, L.P.
U/D/T 12/3/91
                                       By:  Bradford Associates, General Partner


___________________________________    By:_________________________________
BRADFORD MILLS REVOCABLE TRUST NO. 2      Barbara M. Henagan
U/D/T 12/3/91                             General Partner



___________________________________    ___________________________________
ROBERT J. SIMON                        BARBARA M. HENAGAN


___________________________________    ___________________________________
ELIZABETH M. HARDIE                    BRADFORD ALAN MILLS


___________________________________    ___________________________________
THOMAS J. SHARBAUGH AS SUCCESSOR       CHERYL A. MILLS, TRUSTEE U/A/D 3/28/89
TRUSTEE TO JOHN R. PETTY, TRUSTEE      F/B/O BRADFORD TAYBROOK MILLS
U/A/D 3/17/69


___________________________________    ___________________________________
BARBARA L. MILLS, TRUSTEE U/A/D        BARBARA L. MILLS, TRUSTEE U/A/D 2/26/88
12/26/84 F/B/O FRANCES LEE HARDIE      F/B/O KENNETH IAN HARDIE


          [SIGNATURE PAGE FOR AMENDMENT TO REORGANIZATION AGREEMENT]

____________________________________   ___________________________________
BRADFORD ALAN MILLS, TRUSTEE U/A/D     ERWIN HOSONO
11/4/78 F/B/O ROSS D. MILLS

___________________________________    ___________________________________
THOMAS L. FERGUSON                     THOMAS F. RUHM

___________________________________    ___________________________________
WARD W. WOODS                          CHRISTOPHER F. O. GABRIELI

___________________________________    ___________________________________
NEILL H. BROWNSTEIN                    RODNEY A. COHEN

___________________________________    ___________________________________
ADAM GODFREY                           ROBERT D. LINDSAY

___________________________________
RICHARD R. DAVIS


WIRE & CABLE SPECIALTIES CORPORATION

By:________________________________    __________________________________
   THEODORE J. BRUNO                   THEODORE J. BRUNO

[SIGNATURE PAGE FOR AMENDMENT TO REORGANIZATION AGREEMENT]

FUTRONIX ACQUISITION COMPANY


By:________________________________
   TERRENCE M. HUNT

                                    JOINDER

     The undersigned hereby join in this Amendment to Reorganization Agreement solely to confirm their agreement with the restrictions set forth in Section 7(a) and (b) as set forth herein.

                                        --------------------------------------
                                        Paul R. Monahan


                                        --------------------------------------
                                        Joan Scott